Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated March 24, 2005, is between DIGITAL GENERATION SYSTEMS, INC. (“Employer”) and OMAR A. CHOUCAIR (“Employee”) (Employer and Employee are collectively referred to as the “Parties”).

RECITALS. The Parties are the signatories to that certain Employment Agreement, dated December 10, 2003 (the “Employment Agreement”), which they now wish to amend and modify by this Amendment. This Amendment sets forth the terms of such amendment and modification.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agrees as follows:

1. Modification to Employment Agreement. Effective as of the date of this Amendment, the second sentence of Section 10(a) of the Employment Agreement shall be amended to read in its entirety as follows:

“Employee shall be entitled to annual salary, as follows:

For the calendar year ending December 31, 2003	$185,000
From January 1, 2004 through December 31, 2004	$190,000
From January 1, 2005 through December 31, 2005	$200,000
From January 1, 2006 through December 31, 2006	$200,000

or such higher compensation as may be established by the Corporation from time to time.”

2. Miscellaneous Except as amended by this Amendment, the Employment Agreement shall remain in full force and effect as executed. In the event of any conflict between the terms of the Employment Agreement and the terms of this Amendment, the Parties intend that the terms of this Amendment shall control and prevail. Terms not otherwise defined in this Amendment are used as defined in the Employment Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

DIGITAL GENERATION SYSTEMS, INC.
By:	/s/ Scott K. Ginsburg
Printed Name:	Scott K. Ginsburg
Title:	Chief Executive Officer

/s/ Omar A. Choucair
Omar A. Choucair, individually